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                                                                   EXHIBIT 10.40


                                AMENDMENT NO. 1
                 TO AMENDED AND RESTATED INCENTIVE EQUITY PLAN
                         OF NEXTEL COMMUNICATIONS, INC.


         This Amendment No. 1 ("Amendment No. 1") to the Amended and Restated Incentive Equity Plan of Nextel Communications, Inc. (the "Plan"), is entered into and effective as of the 28th day of March, 1997.

                                    RECITALS

         The Plan contemplates, and provides in Section 17 thereof, that the Plan may be amended from time to time by the Committee, subject to certain limitations and conditions not relevant to the matters treated herein. The Committee desires to amend the Plan to provide that grants of benefits, including without limitation, Options Rights, Deferred Shares or Restricted Shares, may be made to Non-Affiliated Directors (as such term is defined herein) thereunder, on terms and subject to conditions as are set forth herein.

                 NOW, THEREFORE, the Committee hereby adopts, at a meeting held by conference telephone on March 28, 1997, at which a quorum was present and acting, by unanimous vote, the following amendments, modifications and additions to the Plan:

                 1. Section 1 of the Plan is hereby amended to read in its entirety as follows: "1. Purpose. The purpose of this Plan is to attract and retain officers and other key employees of and consultants to Nextel Communications, Inc. (the "Corporation") and its subsidiaries, to attract and retain desirable Non-Affiliated Directors, and to provide such persons with incentives and rewards for superior performance."
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                 2.       Section 2 of the Plan is hereby amended:

                          (A)     to insert the following defined term
immediately following the defined term "Market Value per Share" and immediately prior to the defined term "Nonqualified Option": ""Non-Affiliate Director" shall mean an individual who is serving (or who has been elected or appointed, and has agreed to serve) as a member of the Board of the Corporation, provided that such individual (1) is not an officer or employee of the Corporation or of any subsidiary thereof, or a beneficial owner of ten percent (10%) or more of the outstanding Common Shares and (ii) is serving as, or who was appointed or elected as, a member of the Board of the Corporation other than pursuant to or in connection with any contractual or other commitment of the Corporation to take actions to cause or to advance such individual to be elected or appointed as a member of the Board of the Corporation"; and

                          (B)     to cause the defined term "Participant" to
read in its entirety as follows: ""Participant" means a person who is selected by the Committee to receive benefits under this Plan and (i) is at that time an officer, including without limitation, an officer who may also be a member of the Board, or other key employee of or a consultant to the Corporation or any subsidiary or (ii) has agreed to commence serving in any such capacity or (iii) is at that time serving as, or is then being elected or appointed as, a Non-Affiliated Director."

                 3. Section 14 of the Plan is hereby amended to read in its entirety as follow: "14. Certain Terminations of Employment or Consulting Services, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment or consulting services or service by a





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Non-Affiliated Director on the Board of the Corporation by reason of death, disability, normal retirement, early retirement with the consent of the Corporation, termination of employment or consulting services or service by a Non-Affiliated Director on the Board of the Corporation to enter public service with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances of a Participant who holds an Option Right or Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Common Shares that are subject to any transfer restriction pursuant to Section 9(b) of this Plan, the Committee may take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan."

                 4. The first sentence of Section 16 of the Plan is hereby amended to read in its entirety as follows: "This Plan shall be administered by the Compensation Committee of the Board which shall be composed of not less than three members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3; provided, that no member of such Committee who is also a Non-Affiliated Director shall act with respect to any grant made hereunder except in accordance with the guidelines for grants to Non-Affiliated Directors hereunder adopted by the Board and in effect at the relevant time."





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                 5.       Terms used herein that are defined in the Plan are
used herein as so defined, unless expressly defined otherwise herein.

                 6. Except as expressly amended hereby, the Plan and all of its terms as in effect prior to the adoption of this Amendment No. 1 shall remain in full force and effect, and following the adoption hereof, the Plan and this Amendment No. 1 shall be construed together as a single document, and all references to the "Plan" appearing in the Plan shall be deemed to refer to the Plan as amended by this Amendment No. 1.





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